UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Hortonworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36780	37-1634325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 916-4121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2015 Hortonworks, Inc. (“Hortonworks”) held its 2015 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Hortonworks’ definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2015 (the “Proxy Statement”).

Proposal No. 1: Election of Directors

The stockholders elected Robert Bearden and Kevin Klausmeyer as Class 1 directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert Bearden	24,261,638	120,048	1,342,125
Kevin Klausmeyer	24,368,525	13,161	1,342,125

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as Hortonworks’ independent registered public accounting firm for the fiscal year ending December 31, 2015, with 25,714,317 shares voting in favor, 6,323 shares against and 3,171 shares abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORTONWORKS, INC.

Dated: May 18, 2015	By:	/s/ Scott Davidson
Scott Davidson Chief Financial Officer